Bonds.com Group, Inc., 8-K
Exhibit 10.2

AMENDMENT NO. 1 NON-QUALIFIED STOCK OPTION AGREEMENTS

This AMENDMENT NO. 1 TO NON-QUALIFIED STOCK OPTION AGREEMENTS (this “Amendment”), dated as of June 20, 2013, is entered into by and George O’Krepkie (“GOK”) and Bonds.com Group, Inc., a Delaware corporation (the “Company”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Non-Qualified Stock Option Agreement dated February 2, 2011 (with a Per Share Exercise Price of $28.00 per share after taking into account the Company’s April 2013 1-for-400 reverse stock split) and Non-Qualified Stock Option Agreement dated February 2, 2011 (with a Per Share Exercise Price of $42.00 per share after taking into account the Company’s April 2013 1-for-400 reverse stock split) (collectively, the the “Stock Option Agreements”).

Background

The Company has agreed to amend each of the Stock Option Agreements to reduce the Per Share Exercise Price thereunder to $8.35 in order to better incentivize GOK.  Such amendment is being made as part of a larger amendment of other outstanding employee stock options (including another option issued to GOK) to reduce the exercise prices thereof.

Agreement

Accordingly, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and GOK agree as follows:

Section 1. Amendment to Per Share Exercise Prices. Each of the Stock Option Agreements is hereby amended to reduce the Per Share Exercise Price thereof to $8.35, subject to further future adjustment in accordance with the terms of the Stock Option Agreements.

Section 2. Effect of Modification and Amendment of Registration Rights Agreement.  The Stock Option Agreements shall be deemed to be modified and amended in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Stock Option Agreements shall continue to be determined, exercised and enforced under the terms thereof subject to this Amendment.  Except as expressly set forth herein, all terms of the Stock Option Agreements shall continue in full force and effect.

Section 3. Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a copy of a signature transmitted electronically shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

[Counterpart Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	CFO

/s/ George O'Krepkie
GEORGE O’KREPKIE